GREENLIGHT CAPITAL RE, LTD. ANNOUNCES APPOINTMENT OF SIMON BURTON AS CHIEF EXECUTIVE OFFICER

GRAND CAYMAN, Cayman Islands - June 2, 2017 - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) (“GLRE” or the “Company”), a specialist property and casualty reinsurance company headquartered in the Cayman Islands, today announced it has hired Simon Burton to become its new Chief Executive Officer, effective July 1, 2017.
Mr. Burton will succeed Leonard Goldberg, who will step down as interim CEO while remaining a member of the Company’s Board of Directors. Mr. Burton will also be appointed to the Company’s Board of Directors.
“Following a comprehensive search process, we identified Simon as the clear choice to bring Greenlight Re to its next phase of growth. Given his more than 20 years of insurance and reinsurance experience, and his proven track record building profitable underwriting platforms, Simon will be a terrific leader for our team,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re. “We are thrilled that Simon accepted our offer.”
Mr. Burton previously served as Chief Executive Officer of SAC Re from its inception until its sale to Hamilton Insurance Group, where he was responsible, among other things, for building the company’s global reinsurance portfolio, which supported the material growth in book value. Prior to SAC Re, Mr. Burton served in a variety of roles at Lancashire Group, including Deputy Chief Executive Officer and Chief Executive Officer of the company’s Bermuda subsidiary. Mr. Burton also spent 10 years at Financial Solutions International, an underwriting division of ACE Limited, where he eventually rose to the role of President. He received his Bachelor of Science degree in Mathematics from Imperial College, London University.
“I am very excited to be joining Greenlight Re and am appreciative of David and the Board for this opportunity,” said Mr. Burton. “Greenlight Re has tremendous talent and an excellent platform. I am looking forward to leading the company to profitably grow the business and help maximize shareholder value over the long term.”
About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a NASDAQ listed company with specialist property and casualty reinsurance companies based in the Cayman Islands and Ireland. Greenlight Re provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces. Established in 2004, GLRE, through its operating subsidiaries, selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited. With a focus on deriving superior returns from both sides of the balance sheet, the Company’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. GLRE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of GLRE. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in GLRE’s annual report on Form 10-K filed with the Securities Exchange Commission. GLRE undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information contact:
Garrett Edson
ICR
(203) 682-8331
IR@greenlightre.ky

Media:
Brian Ruby
ICR
(203) 682-8268
Brian.ruby@icrinc.com